                                                                     EXHIBIT 3.3

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                        QUANTUM FUEL SYSTEMS TECHNOLOGIES
                                 WORLDWIDE, INC.

         Quantum Fuel Systems Technologies Worldwide, Inc., a Delaware corporation, hereby certifies that:

         1. The name of this Corporation is QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC. The date of filing of its original Certificate of Incorporation with the Secretary of State was October 13, 2000. The original name of the Corporation was Quantum Technologies, Inc.

         2. This Amended and Restated Certificate of Incorporation of the Corporation attached hereto as Exhibit "A," which is incorporated herein by this reference, and which restates, integrates and further amends the provisions of the Certificate of Incorporation as heretofore amended or supplemented, has been duly adopted by the Corporation's Board of Directors and a majority of the stockholders in accordance with Sections 242 and 245 of the Delaware General Corporation Law ("DGCL"), with the approval of the Corporation's stockholders having been given by written consent without a meeting in accordance with
Section 228 of the DGCL.

         IN WITNESS WHEREOF, this Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by its duly authorized officer and the foregoing facts stated herein are true and correct.

         DATED:  _______________________



                                                    QUANTUM FUEL SYSTEMS
                                                    TECHNOLOGIES WORLDWIDE, INC.

                                           By:      ___________________________
                                                    Alan Niedzwiecki, President

                                   EXHIBIT "A"

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

                                     I. Name

         The name of the Corporation is QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC. (hereinafter sometimes referred to as the "Corporation").

                         II. Registered Office and Agent

         The address of the registered office of the Corporation in the State of Delaware is 15 E. North Street, Dover, DE 19901, in the City of Dover, County of Kent. The name of its registered agent at such address is AmeriSearch Corporate Services, Inc.

                                  III. Purposes

         The nature of the business of the Corporation and the objects or purposes to be transacted, promoted or carried on by it are as follows: to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law ("DGCL").

                                   IV. Shares

         The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is eighty million (80,000,000) shares, consisting of sixty million (60,000,000) shares of Common Stock with a par value of $0.001 per share (the "Common Stock") and twenty million (20,000,000) shares of Preferred Stock with a par value of $0.001 per share.

         A. Preferred Stock. Any of the shares of Preferred Stock authorized by
            ---------------
this Certificate of Incorporation may be issued from time to time in one or more series by the filing of a certificate pursuant to the DGCL (hereinafter referred to as a "Preferred Stock Designation"). Subject to the limitations and restrictions set forth in this Article IV, the Board of Directors, by resolution or resolutions, is authorized to create or provide for any such series and to fix the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including, without limitation, the authority to fix or alter the dividend rights, dividend rates, conversion rights, exchange rights, voting rights, rights and terms of redemption (including sinking and purchase fund provisions), the redemption price or prices, the dissolution preferences and the right in respect to any distribution of assets of any wholly unissued series of Preferred Stock and the number of shares constituting any such series, and the designation thereof, or any of them and to increase or decrease the number of shares of any series so created, subsequent to the issue of that series but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

         There shall be no limitation or restriction on any variation between any of the different series of Preferred Stock as to the designation, preferences and relative, participating, optional or other special rights, and the qualification, limitations or restrictions thereof; and the several series of Preferred Stock may, except as hereinafter otherwise expressly provided, vary in any and all respects as fixed and determined by the Board of Directors, providing for the issuance of the various series; provided, however, that all shares of any one series of Preferred Stock shall have the same designation, preferences, and relative, participating, optional or other special rights and qualifications, limitations and restrictions.

         Except as otherwise required by law, or as otherwise fixed by resolution or resolutions of the Board of Directors with respect to one or more series of Preferred Stock, the entire voting power and all voting rights shall be vested exclusively in the Common Stock, and each stockholder of the Corporation who at the time possesses voting power for any purpose shall be entitled to one vote for each share of such stock standing in such stockholder's name on the books of the Corporation. The Corporation shall exercise its power to issue Preferred Stock with the view of avoiding the issuance of fractional shares. No stockholder shall have the right to split the whole shares into fractions.

         B. Common Stock. Any of the shares of Common Stock authorized by this
            ------------
Certificate of Incorporation may be issued from time to time in one or more series. Subject to the limitations and restrictions set forth in this Article IV, the Board of Directors, by resolution or resolutions, is authorized to create or provide for any such series and to fix the designations, preferences and relative rights and restrictions thereof. Twelve million (12,000,000) shares of the authorized shares of Common Stock are hereby designated Series A Common Stock (the "Series A Common"). The relative rights, preferences, privileges and restrictions granted to or imposed upon the Corporation's Common Stock, Series A Common, or upon the holders thereof, are as follows:

                  1. Dividends. The holders of shares of all series of Common
                     ---------
Stock shall be entitled to receive such dividends as from time to time may be declared by the Board of Directors of the Corporation, subject to the provisions of Subdivision A of this Article IV with respect to rights of holders of the Preferred Stock. The holders of all series of Common Stock shall share ratably, based upon the number of shares of Common Stock or Series A Common held by them, in all dividends to which the holders of Common Stock may be entitled.

                  2. Liquidation. Upon any liquidation, dissolution or winding
                     -----------
up of the Corporation, whether voluntary or involuntary, after any preferential amounts to be distributed to the holders of any series of Preferred Stock then outstanding, the holders of all series of Common Stock shall share ratably, based upon the number of shares of Common Stock or Series A Common held by them, in all of the remaining assets of the Corporation available for distribution to its stockholders.

                  3. Voting Rights. Except as otherwise provided by law and
                     -------------
subject to the provisions set forth in this Article IV, the holders of all series of Common Stock issued and outstanding shall be entitled to vote one vote for each share thereof held on all matters. Except as otherwise provided by law or by any Preferred Stock Designation, the Common Stock shall have the exclusive right to vote for the election of directors, and holders of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

                  4. Designation of Rights and Preferences of Series A Common.
                     --------------------------------------------------------
The Series A Common authorized under this Certificate of Incorporation shall be convertible into shares of this corporation's Common Stock, as described in
Section 4.2 below. In addition to the rights, preferences, restrictions and other matters relating to all series of Common Stock described above, the Series A Common shall have the following additional rights:

                     4.1. Anti-Dilution Protection.  As provided in this
                          ------------------------
Section 4.1, the number of outstanding shares of Series A Common shall be subject to adjustment from time to time upon the occurrence of certain events, the purpose of which adjustment or adjustments shall be for the number of shares of issued and outstanding Series A Common to equal twenty percent (20%) of the issued and outstanding shares of all series of Common Stock of the Corporation (the "Issued and Outstanding Common Shares"); provided, however, that the Issued and Outstanding Common Shares shall specifically exclude any shares of Common Stock and options therefor issued to directors, officers, employees or consultants of the Corporation, any subsidiary, or any parent or former parent of the Corporation pursuant to a stock option or other equity incentive plan or agreement approved by the Board of Directors of the Corporation (a "Plan").

                          4.1(a)  Upon the happening of an Extraordinary Common
Stock Event (as defined below) after the date this Amended and Restated Certificate of Incorporation is filed with the Secretary of State of Delaware, the number of outstanding shares of Series A Common shall be adjusted to that number of shares of Series A Common that equals twenty percent (20%) of the then Issued and Outstanding Common Shares. The adjustment shall occur automatically without the need for any action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Series A Common issuable upon such adjustment but shall maintain adequate records, accessible to each holder of Series A Common, setting forth the effective date of the adjustment, the amount of the required adjustment and the computation thereof. The number of shares of outstanding Series A Common, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events.

                          4.1(b)  "Extraordinary Common Stock Event" shall mean
(i) the issuance of additional shares of Common Stock other than shares of Common Stock and options therefore issued pursuant to a Plan; (ii) the issuance of additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock of the Corporation, (iii) a subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock, or (iv) a combination of outstanding shares of Common Stock into a smaller number of shares of Common Stock.

                     4.2  Automatic Conversion.  Upon the closing of an initial
                          --------------------
public offering of the Corporation's securities to the general public ("IPO") pursuant to a registration statement of the Corporation filed under the Securities Act of 1933, as amended to date, the outstanding shares of Series A Common shall automatically be converted into that number of shares of Common Stock equal to twenty percent (20%) of the Issued and Outstanding Common Shares immediately following the closing of the IPO. The Corporation shall, as soon as practicable after the closing date of the IPO (the "Closing Date"), issue and deliver to the holder of the outstanding shares of Series A Common, a certificate or certificates for the number of shares of Common Stock to which it shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the Closing Date, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock. Upon such conversion and notwithstanding that the certificates evidencing such shares of Series A Common shall not have been surrendered, the shares so converted shall be deemed canceled and shall not be issuable by this Corporation, the rights of the holders of the Series A Common with respect to such shares shall terminate and the authority of the Corporation to issue shares of Series A Common Stock shall terminate. The Certificate of Incorporation of this Corporation shall be appropriately amended to effect the change in the Corporation's authorized capital stock.

                              V. Stockholder Action

         Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Except as otherwise required by law or by any Preferred Stock Designation, special meetings of stockholders of the Corporation for any purpose or purposes may be called only by (i) the Board of Directors pursuant to a resolution stating the purpose or purposes thereof approved by a majority of the total number of directors which the Corporation would have if there were no vacancies (the "Whole Board") or (ii) the Chief Executive Officer or the Chairman of the Board of Directors, if such an officer be elected, of the Corporation, and any power of stockholders to call a special meeting is specifically denied. No business other than that stated in the notice shall be transacted at any special meeting. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of all shares of the Corporation entitled to vote generally in the election of directors (the "Voting Stock") then outstanding, voting together as a single class, shall be required to alter, amend, or adopt any provision inconsistent with or repeal this Article V.

                             VI. Board of Directors

          A. Number, Election and Tenure. Except as otherwise provided in any
             ---------------------------
Preferred Stock Designation relating to the rights of the holders of any class or series of Preferred Stock to elect additional directors under specified circumstances, the number of the directors of the Corporation shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the Whole Board but such number shall not be less than four (4) nor more than eleven (11). The directors, other than those who may be elected by the holders of any class or series of Preferred Stock having the right under a Preferred Stock Designation to elect additional directors under specified circumstances, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, one class to be originally elected for a term expiring at the first annual meeting of stockholders held after the date this Amended and Restated Certificate of Incorporation is filed with the Secretary of State of Delaware, another class to be originally elected for a term expiring at the second annual meeting of stockholders, and another class to be originally elected for a term expiring at the third annual meeting of stockholders, with each class to hold office until its successor is duly elected and qualified. At each succeeding annual meeting of stockholders, directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until such person's successor shall have been duly elected and qualified.

         B. Stockholder Nomination of Director Candidates; Stockholder
            ----------------------------------------------------------
Proposal of Business.  Advance notice of stockholder nominations for the
--------------------
election of directors and of the proposal of business by stockholders shall be given in the manner provided in the By-Laws of the Corporation, as amended and in effect from time to time.

         C. Newly Created Directorships and Vacancies. Except as otherwise
            -----------------------------------------
provided in any Preferred Stock Designation relating to the rights of the holders of any class or series of Preferred Stock to elect directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been duly elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

         D. Removal.  Subject to the rights of any class or series of Preferred
            -------
Stock having the right under a Preferred Stock Designation to elect directors under specified circumstances, any director may be removed from office only for cause by the affirmative vote of the holders of at least a majority of the voting power of all Voting Stock then outstanding, voting together as a single class.

         E. Amendment, Repeal, Etc.  Notwithstanding anything contained in this
            ----------------------
Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of all Voting Stock then outstanding, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal this Article VI.

                                  VII. By-Laws

         The By-Laws may be altered or repealed and new By-Laws may be adopted
(1) at any annual or special meeting of stockholders, by the affirmative vote of the holders of at least two-thirds of the voting power of the stock issued and outstanding and entitled to vote thereat; provided, however, that any proposed
                                          --------
amendment, alteration or repeal of, or the adoption of any By-Law inconsistent with, Section 2.2, 2.7 or 2.10 of Article II of the By-Laws, or Section 3.2, 3.9 or 3.11 of Article III of the By-Laws, by the stockholders shall require the affirmative vote of the holders of at least 80% of the voting power of all Voting Stock then outstanding, voting together as a single class; and provided,
                                                                      --------
further, however, that in the case of any such stockholder action at a special
-------
meeting of stockholders, notice of the proposed alteration, repeal or adoption of the new By-Law or By-Laws must be contained in the notice of such special meeting, or (2) by the affirmative vote of a majority of the Whole Board.

         Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of all Voting Stock then outstanding, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal this Article VII.

                           VIII. Election of Directors

         Elections of directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

                                  IX. Creditors

         Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

                                  X. Amendments

         The Corporation reserves the right at any time from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and, except as set forth in Article XI, all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the Voting Stock then outstanding, voting together as a single class, shall be required to alter, amend, or adopt any provision inconsistent with or repeal Article V, VI, VII or this sentence.

                   XI. Director Liability and Indemnification

         A. Limited Liability of Directors. A director of the Corporation shall
            ------------------------------
not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except, if required by the DGCL, as amended from time to time, for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Neither the amendment nor repeal of Section A of this Article XI shall eliminate or reduce the effect of Section A of this Article XI in respect of any matter occurring, or any cause of action, suit or claim that, but for Section A of this
Article XI would accrue or arise, prior to such amendment or repeal.

         B. Indemnification and Insurance.
            -----------------------------

                  1. Right to Indemnification. Each person who was or is made a
                     ------------------------
party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, amounts paid or to be paid in settlement, and excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974, as in effect from time to time) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; provided, however, that,
                                                   -----------------
except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred in this Section shall be a contract right and shall include the right to have the Corporation pay the expenses incurred in defending any such proceeding in advance of its final disposition; any advance payments to be paid by the Corporation within 20 calendar days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that, if and to the extent the DGCL requires, the payment of
-----------------
such expenses incurred by a director or officer in such person's capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to have the Corporation pay the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

                  2. Right of Claimant to Bring Suit. If a claim under paragraph
                     -------------------------------
(a) of this Section is not paid in full by the Corporation within 30 calendar days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                  3. Non-Exclusivity of Rights. The right to indemnification and
                     -------------------------
the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Law, agreement, vote of stockholders or disinterested directors or otherwise. No repeal or modification of this Section or Article shall in any way diminish or adversely affect the rights of any director, officer, employee or agent of the Corporation hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

                  4. Insurance. The Corporation may maintain insurance, at its
                     ---------
expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

                  5. Severability. If any provision or provisions of this
                     ------------
Article XI shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this Article XI (including, without limitation, each portion of any paragraph of this Article XI containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Article XI (including, without limitation, each such portion of any paragraph of this Article XI containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

         IN WITNESS WHEREOF, said Corporation has caused this Amended and Restated Certificate of Amendment to be signed by its duly authorized officer this __ day of _____________, 2002 and the foregoing facts stated herein are true and correct.


                                    QUANTUM FUEL SYSTEMS
                                    TECHNOLOGIES WORLDWIDE, INC.

                                    By:
                                       -----------------------------------------
                                         Alan Niedzwiecki, President